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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

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      (Exact name of Registrant as specified in its Certificate of Limited
                                  Partnership)

               Delaware                                    13-4018065
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       (State of organization)                 (IRS Employer Identification No.)

c/o Demeter Management Corporation
Two World Trade Center, 62nd Floor, New York, New York 10048
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(Address of principal executive offices)              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                          Name of each exchange of which
     to be so registered                          each class is to be registered
------------------------------                    ------------------------------
             None                                         Not Applicable

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]
[Added in Release No. 34-34922 (P. 85,450), effective December 7, 1994, 59 F.R. 55342; amended in Release No. 34-38850 (P. 85,953), July 18, 1997, effective
September 2, 1997, 62 F.R. 39755.]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]
[Added in Release No. 34-34922 (P. 85,450), effective December 7, 1994, 59 F.R. 55342; amended in Release No. 34-38850 (P. 85,953), July 18, 1997, effective
September 2, 1997, 62 F.R. 39755.]

         Securities Act registration statement file number to which this form relates: 333-60103

Securities to be registered pursuant to Section 12(g) of the Act:

                     Units of Limited Partnership Interest
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                                (Title of class)

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ITEM 1.  Description of Registrant's Securities to be Registered.

         Reference is hereby made to:

         (a) Registrant's Registration Statement on Form S-1 (including all exhibits thereto) registering 3,000,000 Units of Limited Partnership Interest (the "Registration Statement"), which was filed with the Securities and Exchange Commission (the "Commission") on July 29, 1998 (SEC File No. 333-60103).

         (b) Pre-Effective Amendment No. 1 to the Registration Statement (including all exhibits thereto), which was filed with the Commission on September 21, 1998.

         (c) Pre-Effective Amendment No. 2 to the Registration Statement (including all exhibits thereto), which was filed with the Commission on October 23, 1998.

         Items (a) - (c) are hereby incorporated herein by reference.

         In addition, pursuant to paragraph (d) of Item 202 of Regulation S-K, specific reference is hereby made to the following:

         1. For a discussion of the rights comparable to "dividend rights" (paragraph (a)(1)(i) of Item 202), see "The Limited Partnership Agreement - Nature of the Partnership" and "The Limited Partnership Agreement - Management of Partnership Affairs" beginning on page 80 of the Registrant's Prospectus dated November 6, 1998 (the "Prospectus"); and Section 7(h) of the Limited Partnership Agreement of the Registrant which is Exhibit A to the Prospectus (the "Limited Partnership Agreement").

         2.       For  a  discussion  of  "redemption   provisions"   (paragraph
                  (a)(1)(iv) of Item 202), see "Redemptions" beginning on page 72 of the Prospectus; and Section 10(b) of the Limited Partnership Agreement.

         3        For a discussion of "voting rights" (paragraphs  (a)(1)(v) and
                  (a)(2) of Item 202), see "The Limited Partnership Agreement - Management of Partnership Affairs" and "The Limited Partnership Agreement Amendments; Meetings" beginning on pages 81 and 82, respectively, of the Prospectus; and Section 15 of the Limited Partnership Agreement.

         4. For a discussion of the rights comparable to "liquidation rights" (paragraph (a)(1)(vii) of Item 202), see "The Limited Partnership Agreement Nature of the Partnership" beginning on page 80 of the Prospectus; and Sections 4(a) and 4(b) of the Limited Partnership Agreement.

         5. For a discussion of the matters comparable to "liabilities to further calls or to assessment" (paragraph (a)(1)(ix) of Item
                  202), see "The Limited Partnership Agreement - Nature of the Partnership" beginning on page 80 of the Prospectus; and
                  Section 7(f) of the Limited Partnership Agreement.

         6. For a discussion of the "restrictions on alienability" (paragraph (a)(1)(x) of Item 202), see "The Limited
                  Partnership Agreement Restrictions on Transfers or Assignments" beginning on page 81 of the Prospectus; and
                  Section 10(a) of the Limited Partnership Agreement.

         7. For a discussion of restrictions on "change in control of the Registrant" (paragraph (a)(5) of Item 202), see Sections 10(a) and 15(c) of the Limited Partnership Agreement.


         Paragraphs (a)(1)(ii),  (iii), (vi), (viii), (xi), (a)(3), (a)(4), (b),
(c), (e) and (f) of Item 202 are not applicable.

ITEM 2.  Exhibits.

         Reference is hereby made to:

         (a) The Registrant's Prospectus filed with the Commission pursuant to Rule 424(b)(3) on November 12, 1998. Included as Exhibit A to the Prospectus is the Limited Partnership Agreement.

         Item (a) is hereby incorporated herein by reference.

         The Units of Limited Partnership Interest of the Registrant are not evidenced in certificate form but are evidenced on the Registrant's books as maintained by Demeter Management Corporation, the general partner of the Registrant; see Section 6 of the Limited Partnership Agreement; and "Acceptance of the Limited Partnership Agreements" in the form of Subscription and Exchange Agreement and Power of Attorney on page B-5 of the Prospectus.


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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            MORGAN  STANLEY DEAN WITTER  CHARTER
                                            MILLBURN L.P.



                                            By: DEMETER  MANAGEMENT  CORPORATION
                                                General Partner



                                            By: /s/ Robert E. Murray
                                                --------------------------------
                                                Robert E. Murray
                                                President



Dated:   March 19, 1998